UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

Landos Biopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39971	81-5085535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 11239 Blacksburg, Virginia	24062
(Address of Principal Executive Offices)	(Zip Code)

(540) 218-2232

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	LABP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Merger Agreement

As previously announced, on March 24, 2024, Landos Biopharma, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bespin Subsidiary, LLC, a Delaware limited liability company and a wholly owned Subsidiary of Guarantor (“Parent”), Bespin Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and solely for the limited purposes set forth therein, AbbVie Inc. (“AbbVie” or “Guarantor”) providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. On May 23, 2024, the Company completed the Merger. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Merger Agreement.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

(i)

each share of common stock of the Company, par value $0.01 per share (each, a “Share”), outstanding immediately prior to the Effective Time, but excluding Cancelled Shares and Dissenting Shares, was converted automatically into the right to receive (A) $20.42 in cash (the “Closing Amount”), plus (B) one contractual contingent value right (each, a “CVR”) representing the right to receive a contingent payment of $11.14 in cash upon the achievement of a specified milestone as set forth in, and subject to the terms and conditions of, a Contingent Value Right Agreement substantially in the form attached as Exhibit D to the Merger Agreement (the “CVR Agreement”) and as further described below under the heading “—Contingent Value Rights Agreement,” in each case, without interest and subject to any applicable withholding taxes;

(ii)

each option to purchase Shares (each, a “Company Option”) outstanding immediately prior to the Effective Time, whether vested or unvested, having an exercise price per Share that was less than or equal to the Closing Amount was cancelled and converted into the right to receive (A) cash in an amount equal to the product of (x) the total number of Shares subject to such Company Option immediately prior to the Effective Time multiplied by (y) the excess of (I) the Closing Amount over (II) the exercise price payable per Share under such Company Option and (B) one CVR for each Share subject to such Company Option, in each case, without interest and subject to any applicable withholding taxes; any Company Option outstanding immediately prior to the Effective Time, whether vested or unvested, having an exercise price per Share that was greater than the Closing Amount was cancelled for no consideration and have no further force or effect;

(iii)

each outstanding restricted stock unit award of the Company (each, a “Company RSU”) outstanding immediately prior to the Effective Time fully vested, was cancelled, and converted into the right to receive (A) a lump sum payment of cash in an amount equal to the product of (x) the Closing Amount multiplied by (y) the number of Shares subject to such Company RSU and (B) one CVR for each Share subject to such Company RSU, in each case, without interest and subject to any applicable withholding taxes; and

(iv)

each warrant exercisable for Shares (each, a “Company Warrant”) outstanding immediately prior to the Effective Time was deemed to have been exercised in full through a “cashless exercise” and was converted automatically into the right to receive (a) an amount in cash equal to (x) the Closing Amount multiplied by (x) the total number of Shares issuable upon the exercise of such underlying Company Warrant as of immediately prior to the Effective Time multiplied by (y)(A)(1) the Closing Sale Price (as defined in the Securities Purchase Agreement, dated as of January 4, 2023, between the Company and purchasers thereto and the Pre-Funded Warrant, the form of which is attached thereto (the “Warrant Agreement”)) per share of Common Stock as of the Trading Day (as defined in the Warrant Agreement) on the date immediately preceding the Closing Date (the “Applicable Closing Price”) minus (2) the Exercise Price (as defined in the Warrant Agreement) per Share of such Company Warrant, divided by (B) the Applicable Closing Price and (b) one CVR for each Share issuable upon the exercise of such underlying Company Warrant.

The foregoing description of the Merger Agreement and the transactions contemplated thereby contained in this Introductory Note does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Contingent Value Rights Agreement

At the Effective Time, Parent, Guarantor and a rights agent entered into the CVR Agreement governing the terms of the CVRs. The CVRs are contractual rights only and are not transferable except under certain limited circumstances, are not evidenced by a certificate or other instrument, and have not and will not be registered with the SEC or listed for trading. The CVRs do not have any voting or dividend rights and do not represent any equity or ownership interest in Parent or Guarantor, any constituent corporation party to the Merger Agreement or any of their respective affiliates or subsidiaries.

Each CVR represents a non-tradeable contractual contingent right to receive $11.14 in cash, without interest and subject to applicable tax withholdings (the “Milestone Payment”), upon the initiation of the first Phase 3 clinical trial for a pharmaceutical product containing or comprising NX-13 and derivatives thereof, or any other molecule, compound or agent directed to a NLRX1 pathway ligand compound controlled by the Company, for the treatment of ulcerative colitis (the “Milestone”), prior to March 31, 2029 (the “Milestone Achievement Date”).

There can be no assurance that the Milestone will be achieved prior to the Milestone Achievement Date or that Parent or Guarantor will be required to make the Milestone Payment to holders of CVRs.

The foregoing description of the CVR Agreement does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the CVR Agreement, a copy of which is included as Exhibit D to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note, on May 23, 2024, the Merger was completed. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent. The aggregate closing amount is approximately $137.5 million. The disclosure under the Introductory Note is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note are incorporated herein by reference. On May 14, 2024, the Company (i) notified The Nasdaq Capital Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) suspend trading of the Company Shares effective before the opening of trading on May 24, 2024 and (B) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to effect the delisting of the Company Shares from Nasdaq and to deregister the Company Shares under Section 12(b) of the Exchange Act. In addition, the Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note and Items 2.01, 3.01 and 5.03 are incorporated herein by reference.

At the Effective Time, each holder of Company Shares outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right to receive the Merger Consideration for such stockholder’s shares of Company Common Stock), except that those shares that were held, directly or indirectly, by Guarantor, Parent, Merger Sub, or any other wholly owned subsidiary of Guarantor were cancelled.

Item 5.01	Changes in Control of Registrant.

The disclosures under the Introductory Note and Items 2.01, 3.01, 5.02 and 5.03 are incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures under the Introductory Note and Item 2.01 are incorporated herein by reference.

Pursuant to the Merger Agreement, effective as of, and contingent upon, the occurrence of the closing of the Merger (the “Closing”), all of the Company’s directors voluntarily resigned from the Company’s board of directors and the directors of Merger Sub immediately prior to the Effective Time became the directors of the Company.

In addition, as of the Effective Time, each of the Company’s executive officers no longer serves in their respective positions at the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

The disclosures under the Introductory Note and Item 2.01 are incorporated herein by reference.

Pursuant to the Merger Agreement, effective as of the Effective Time, the amended and restated certificate of incorporation of the Company and the amended and restated bylaws of the Company were each amended and restated in their entirety, as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 8.01	Other Events.

On May 23, 2024, Parent issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of March 24, 2024, by and among Landos Biopharma, Inc., AbbVie Inc., Bespin Subsidiary, LLC and Bespin Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-39971), filed with the Securities and Exchange Commission on March 25, 2024).

3.1	Amended and Restated Certificate of Incorporation of Landos Biopharma, Inc.

3.2	Amended and Restated Bylaws of Landos Biopharma, Inc.

99.1	Press Release issued by AbbVie Inc., dated as of May 23, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplemental copies of any omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landos Biopharma, Inc.

Dated: May 23, 2024	By:	/s/ Fabio Cataldi
Fabio Cataldi
Authorized Officer